EXHIBIT 99.2

CINEDIGM ANNOUNCES PRICING OF UNDERWRITTEN PUBLIC OFFERING

(Century City, CA and New York, NY; June 26, 2013) — Cinedigm Digital Cinema Corp. (NASDAQ: CIDM) announced today it priced an underwritten public offering of 3,780,718 shares of common stock at a price to the public of $1.38 per share.  Additionally, the Company has granted the underwriters an option for 45 days to purchase up to 567,108 additional shares of Class A common stock.  The offering is expected to close on July 1, 2013.

The Company expects to use the approximately $4.8 million in net proceeds of the offering for the acquisitions of library and film content, marketing and distribution expenses related to their growing slate of films prior to home entertainment recoupment, creating over-the-top channels, and for general corporate purposes.

In connection with the offering, Merriman Capital and National Securities Corporation are acting as joint book runners.  B. Riley & Co. is acting as financial advisor to the Company on the proposed offering.  Copies of the prospectus supplement relating to this Offering, may be obtained from National Securities Corporation, Attn: Kim Addarich, 120 Broadway, Suite 2740, New York, NY 10271 (212) 417- 8164 or by emailing prospectusrequest@nationalsecurities.com.”

A registration statement relating to the shares of common stocks to be issued in this offering has been filed with the Securities and Exchange Commission (SEC) and is effective.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CINEDIGM:

Cinedigm is a leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers.  The Company partners with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country.  Cinedigm’s digital cinema deployment organization, state of the art distributor and exhibition software, and marketing and distribution platform for alternative content and independent films are a cornerstone of the digital cinema transformation.  Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com.

CIDM-F

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “might,” “believes,” “seeks,” “estimates” or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

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Cinedigm Public Relations:

MBC

Maggie Begley

Maggie@mbcprinc.com

310-301-1785